Exhibit 10.1

Execution

SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT

AGREEMENT

by and among

TPG SPECIALTY LENDING, INC.,

as Borrower

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Administrative Agent

and

LENDERS NAMED HEREIN

as Lenders

Dated as of: May 7, 2013

THIS SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Second Amendment”) is entered into as of May 7, 2013, by and among TPG SPECIALTY LENDING, INC., a Delaware corporation (“Borrower”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (in its individual capacity, “Deutsche Bank”), as a Lender, as a Letter of Credit Issuer, as Administrative Agent for Lenders and Letter of Credit Issuer, and each of the other lending institutions that becomes a Lender under the Credit Agreement.

Recitals

WHEREAS, Borrower, Lenders party thereto and Deutsche Bank, as a Lender, Letter of Credit Issuer and Administrative Agent, entered into an Amended and Restated Revolving Credit Agreement, dated as of December 22, 2011, as previously amended pursuant to the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of October 31, 2012 (as same may be amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”), pursuant to which Lenders committed to make Loans to Borrower and to participate in Letters of Credit issued for the account of Borrower pursuant to the terms thereof; and

WHEREAS, Borrower has requested that certain terms of the Credit Agreement be amended, and Lenders have consented thereto, pursuant to the terms and conditions hereof; and

WHEREAS, terms used in this Second Amendment which are defined in the Credit Agreement shall have the meanings specified therein, as applicable (unless otherwise defined herein).

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

Section 1. Amendment to Revolving Credit Agreement. Borrower, Lenders, Letter of Credit Issuer and Administrative Agent hereby amend the Credit Agreement, as of the date hereof, as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Borrowing Base”, “Permitted Other Indebtedness” and “Unsecured Recourse Indebtedness” and replace them with the following:

“Borrowing Base” means, at the date of determination, an amount equal to (a) for all Eligible Investors, the product of (i) the Unused Capital Commitment of each Eligible Investor minus such Eligible Investor’s Excess Concentration, times (ii) the Applicable Eligible Investor Advance Rate; plus (b) for all Designated Eligible Investors, the product of (i) the Unused Capital Commitment of each Designated Eligible Investor minus such Designated Eligible Investor’s Excess Concentration, times (ii) the Applicable Designated Eligible Investor Advance Rate; minus (c) (i) the outstanding amount of Unsecured Recourse Indebtedness in excess of $50,000,000, and (ii) the aggregate Swap Termination Value of all Swap Contracts included in Unsecured Recourse Indebtedness in excess of

$15,000,000. For purposes of calculating the exclusions from the Borrowing Base described in subsection (c) hereof, any such exclusions shall not be counted more than once.

“Permitted Other Indebtedness” means (a) Unsecured Recourse Indebtedness; provided that any amount thereof in excess of $50,000,000 is subtracted from the Borrowing Base and provided further the aggregate Swap Termination Value of all Swap Contracts included in Unsecured Recourse Indebtedness in excess of $15,000,000 is subtracted from the Borrowing Base, (b) Fully Secured Indebtedness, (c) Financing Indebtedness and (d) Non-Recourse Indebtedness. For purposes of calculating the exclusions from the Borrowing Base described in subsection (a) hereof, any such exclusions shall not be counted more than once.

“Unsecured Recourse Indebtedness” means Indebtedness of Borrower that is not Fully Secured Indebtedness which is Recourse Indebtedness and has a maturity or termination date not earlier than the Stated Maturity Date; provided, however, for purposes of this definition, a Swap Contract may have a termination date that is earlier than the Stated Maturity Date.

Section 2. Representations and Warranties. The Borrower hereby (i) confirms and reaffirms that the representations and warranties contained in the Credit Agreement and the other Loan Documents, to the extent applicable to Borrower, are true and correct in all material respects as of the Second Amendment Date, except to the extent that they relate to a particular date, in which case they are true and correct in all material respects on and as of such date as if made on and as of such date, (ii) confirms that, after taking into account this Second Amendment, there exists no Event of Default or, to Borrower’s knowledge, no event, which with the giving of notice or lapse of time or both, would become an Event of Default, under the Credit Agreement, and (iii) represents and warrants that Borrower has the power and requisite authority to execute, deliver, and perform its obligations under this Second Amendment and is duly authorized to, and has taken all action necessary to authorize it to execute, deliver, and perform its respective obligations under this Second Amendment.

Section 3. Conditions Precedent. This Second Amendment shall become effective on the date hereof, subject to the Administrative Agent receiving this Second Amendment duly executed and delivered by the Borrower and the other parties hereto.

Section 4. Agreements in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement and all other Loan Documents shall remain in full force and effect, and are hereby ratified and affirmed by Borrower. All references to the Credit Agreement in any other document or instrument shall be deemed to mean the Credit Agreement as amended by this Second Amendment. This Second Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document, but shall constitute an amendment thereof.

Section 5. Fees and Expenses. In accordance with Section 9.6 of the Credit Agreement, Borrower agrees to pay Administrative Agent all reasonable and documented out-of-pocket expenses incurred by Administrative Agent, including, without limitation, reasonable and documented legal fees, in connection with preparing, executing, delivering and administering this Second Amendment.

Section 6. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be an original. The several counterparts shall constitute a single agreement. Receipt by telecopy or any other means of electronic communication of any executed signature page to this Second Amendment shall be effective as delivery of a manually executed counterpart of this Second Amendment.

Section 7. Governing Law. This Second Amendment shall be governed by the laws of the State of New York as provided in the Credit Agreement and Borrower further agrees to submit to the jurisdiction of New York as provided therein.

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized officers as of the date set forth above.

TPG SPECIALTY LENDING, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent, Letter of Credit Issuer and as Lender

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO CAPITAL FINANCE, LLC, as a Lender

By:
Name:
Title:

SIGNATURE PAGE TO SECOND AMENDMENT

DB/TPG Specialty Lending Inc